UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         KINGSGATE ACQUISITIONS, INC.
                         ----------------------------
                            (Name of small business
                            issuer in its charter)

    Delaware                         6770                      98-0211672
-----------------------      ----------------------------   -------------------
(State of incorporation      (Primary Standard Industrial    (I.R.S. Employer
   or jurisdiction            Classification Code Number)   Identification No.)
   of organization)


950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada (604) 926-6775
-------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada (604) 926-6775
--------------------------------------------------------------------------------
                  (Address of principal place of business or
                     intended principal place of business)


   Roger L. Fidler, Esq. 163 South Street, Hackensack, NJ 07601 (201) 457-1221
   ---------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: as soon as practicable after the effective date of the registration statement and date of the prospectus.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                     CALCULATION OF REGISTRATION FEE



Title of Each Class of    Amount        Proposed     Proposed    Amount of
Securities Being          Being         Maximum      Maximum     Registration
Registered                Registered    Offering     Aggregate   Fee
                                        Price Per    Offering
                                        Unit (1)     Price(1)
--------------------------------------------------------------------------------
Shares of Common Stock
Contained in Units       1,000,000       $ 0.10   $   100,000    $    30.30

Warrants                 5,000,000            0             0

Shares of Common Stock
Underlying Warrants      5,000,000         1.00     5,000,000      1,515.15
                                                   ---------      --------
TOTAL                                             $ 5,100,000    $ 1,545.45


(1)  Estimated for purposes of computing the  registration  fee pursuant to Rule
    457.

                             Cross Reference Sheet
                     Showing the Location In Prospectus of
                  Information Required by Items of Form SB-2


 Part I.    Information Required in Prospectus

Item
No.          Required Item                         Location or Caption
----          -------------                         --------------------

 1.          Front of Registration Statement       Front of Registration
             and Outside Front Cover of            Statement and Outside
             Prospectus                            Front Cover of Prospectus

 2.          Inside Front and Outside Back         Inside Front Cover Page
             Cover Pages of Prospectus             of Prospectus and Outside
                                                   Front Cover Page of
                                                   Prospectus

 3.          Summary Information and Risk          Prospectus Summary;
             Factors                               High Risk Factors

 4.          Use of Proceeds                       Use of Proceeds

 5.          Determination of Offering             Prospectus Summary -
             Price                                 Determination of Offering
                                                   Price; High Risk Factors

 6.          Dilution                              Dilution

 7.          Selling Security Holders              Not Applicable

 8.          Plan of Distribution                  Plan of Distribution

 9.          Legal Proceedings                     Litigation

10.          Directors, Executive Officers,        Management
             Promoters and Control Persons

11.          Security Ownership of Certain         Principal Stockholders
             Beneficial Owners and Management      of Common Stock

12.          Description of Securities             Description of Securities

13.          Interest of Named Experts and         Legal Opinions; Experts
             Counsel

14.          Disclosure of Commission Position     Statement as to
             on Indemnification for Securities     Indemnification
             Act Liabilities

15.          Organization Within Last              Management; Certain
             Five Years                            Transactions

16.          Description of Business               Proposed Business

17.          Management's Discussion and           Proposed Business -
             and Analysis or Plan of               Plan of Operation
             Operation

18.          Description of Property               Proposed Business

19.          Certain Relationships and Related     Certain Transactions
             Transactions

20.          Market for Common Stock and           Prospectus Summary;
             Related Stockholder Matters           Market for Registrant's
                                                   Common Stock and Related
                                                   Stockholders Matters;
                                                   High Risk Factors

21.          Executive Compensation                Remuneration

22.          Financial Statements                  Financial Statements

23.          Changes in and Disagreements          Not Applicable
             with Accountants on Accounting
             and Financial Disclosure

PROSPECTUS


                         KINGSGATE ACQUISITIONS, INC.
                            (A Delaware Corporation)
                   1,000,000 Units Offered at $0.10 per Unit


     Kingsgate Acquisitions, Inc. hereby offers for sale 1,000,000 units, each unit consisting of one share of common stock, $.001 par value per share, and five redeemable common stock purchase warrants, at a purchase price of $0.10 per unit. The warrants are exercisable for a period of two years from the date of the prospectus at $1.00 subject to our right to reduce the exercise price and/or extend the term of the warrants. We may redeem the warrants for $.001 each upon 30 days' prior notice, if the closing bid price of our common stock, as reported by the market on which our common stock may trade, exceeds $1.25 per share, for any twenty consecutive trading days ending within ten days of the date of the notice of redemption. We are selling the units on a "best-efforts, all or none basis" for a period of ninety (90) days. We will not use an underwriter or securities dealer. We are making the offering in compliance with Rule 419 ("Rule 419") of Regulation C to the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 419, the proceeds of the offering as well as the securities purchased will be placed in an escrow account. None of the securities and only 10% of the funds may be removed from escrow until a business combination has been negotiated and our stockholders have reconfirmed the offering, including the terms and conditions of the business combination. Pursuant to Rule 3a51-1(d) under the Securities Exchange Act of 1934,as amended, (the "Securities Exchange Act"), the securities being offered constitute "penny stock," and, as a result, sales restrictions which are described in "High Risk Factors" apply to them. (See "Description of Securities"). Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the offering.

                                    Underwriting
Price to                             Discounts and             Proceeds to the
Public                                Commissions               the Company(1)
--------------------------------------------------------------------------------
Per Unit         $        0.10          $      0               $        0.10

TOTAL(1)         $  100,000.00          $      0               $  100,000.00

------------------

(1) Offering expenses which include blue sky fees, legal fees, accounting fees, printing fees, filing fees, escrow agent fees, estimated in the aggregate at $15,000, are being paid by us and will not be deducted from the proceeds of the offering.


                         KINGSGATE ACQUISITIONS, INC.
                       950 11th Street, West Vancouver,
                       British Columbia V7T 2M3 Canada
                                (604) 926-6775

                                The date of the Prospectus is          , 1999.

     Pursuant to the terms of an escrow agreement, we will immediately deposit investors' funds in an escrow account maintained by Torrington Savings Bank, 129 Main Street, Torrington, Connecticut 06790-0478. All investors' checks or money orders should be made payable to "Torrington Savings Bank as Escrow Agent for Kingsgate Acquisitions, Inc." Unless all 1,000,000 units have been sold, and $100,000 has been placed in escrow within 90 days from the date of the prospectus, funds remaining in escrow will be returned to investors in full with interest.

     Upon our sale of all 1,000,000 units within the offering period, other terms of the escrow agreement, which have been included to comply with Rule 419, will govern the treatment of the funds tendered by investors and the securities purchased by investors. Certificates evidencing the shares and warrants (constituting the units) in the investors' names will be promptly deposited into the escrow account upon issuance. Rule 419 permits 10% of the offering proceeds to be disbursed to us from the escrow account prior to our consummating a business combination. We intend to request release of these funds. We will receive the remainder of the escrowed funds when we consummate a business combination.

     WE ARE CONDUCTING A BLANK CHECK OFFERING SUBJECT TO RULE 419. THE OFFERING PROCEEDS OF $100,000 AND THE SECURITIES PURCHASED BY INVESTORS MUST BE DEPOSITED INTO AN ESCROW ACCOUNT. AN AMOUNT OF UP TO 10% OF THE OFFERING ($10,000) MAY BE WITHDRAWN FROM ESCROW. WHILE HELD IN ESCROW, THE SECURITIES MAY NOT BE TRADED OR TRANSFERRED UNTIL WE MAKE AN ACQUISITION WHICH MEETS THE CRITERIA SPECIFIED IN RULE 419 AND INVESTORS HOLDING A SUFFICIENT PERCENTAGE OF THE SECURITIES RECONFIRM THEIR INVESTMENT IN ACCORDANCE WITH RULE 419'S PROCEDURES. PURSUANT TO THESE PROCEDURES, WE WILL DELIVER TO ALL INVESTORS A NEW PROSPECTUS WHICH
DESCRIBES THE ACQUISITION CANDIDATE AND ITS BUSINESS AND INCLUDES AUDITED FINANCIAL STATEMENTS. WE MUST RETURN THE PRO-RATA PORTION OF THE ESCROWED FUNDS TO ANY INVESTOR WHO DOES NOT ELECT TO REMAIN AN INVESTOR. UNLESS INVESTORS HOLDING 80% OF THE UNITS ELECT TO REMAIN, ALL INVESTORS WILL RECEIVE THEIR PRO-RATA PORTION OF THE ESCROWED FUNDS; AND NONE OF THE ESCROWED SECURITIES WILL BE ISSUED TO THEM. IN THE EVENT WE DO NOT CONSUMMATE AN ACQUISITION WITHIN 18 MONTHS OF THE DATE OF THE PROSPECTUS, THE ESCROWED FUNDS WILL BE RETURNED ON A PRO-RATA BASIS TO ALL INVESTORS. (SEE "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTIONS UNDER RULE 419.")

     WHILE SECURITIES ARE HELD IN ESCROW, RULE 15g-8 UNDER THE SECURITIES EXCHANGE ACT MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR OFFER TO SELL THE ESCROWED SECURITIES OR ANY INTEREST IN THEM. AS A RESULT, INVESTORS WOULD BE PROHIBITED FROM MAKING ANY ARRANGEMENTS TO SELL THE ESCROWED SECURITIES UNTIL THEY ARE RELEASED FROM ESCROW. (SEE "HIGH RISK FACTORS #7 -- NO TRANSFER OF ESCROWED SECURITIES, "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTIONS UNDER RULE 419 -- DEPOSIT OF OFFERING PROCEEDS AND SECURITIES."

     THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "HIGH RISK FACTORS" FOR SPECIAL RISKS CONCERNING US AND SEE "DILUTION" FOR INFORMATION CONCERNING DILUTION FROM THE PUBLIC OFFERING PRICE OF THE BOOK VALUE OF THE SHARES CONTAINED IN THE UNITS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     PRIOR TO THE OFFERING THERE HAS BEEN NO PUBLIC MARKET FOR OUR SECURITIES. WE CANNOT GUARANTEE THAT A TRADING MARKET IN THE UNITS (OR THE SHARES OF COMMON STOCK OR WARRANTS WHICH CONSTITUTE THE UNITS) WILL EVER DEVELOP.

     We have filed with the SEC under the Securities Act, a registration statement with respect to the units. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. You should be aware that copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any of the referenced information if you contact us at 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada, Attention: Chief Financial Officer, telephone (604) 926-6775.

     As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. We will file periodic reports voluntarily in the event that our obligation to file such reports is suspended under Section 15(d) of the Securities Exchange Act. Our filings may be inspected and copied without charge at the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of our filings can be obtained from the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We will file registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which are publicly available through the SEC's Internet World Wide Web site (http://www.sec.gov).

     We intend to furnish to our stockholders, after the close of each fiscal year, an annual report containing audited financial statements examined and reported upon by an independent certified public accountant relating to our operations. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our board of directors. Our year - end is December 31.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE INFORMATION OR TO MAKE REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN OUR AFFAIRS SINCE THE DATE OF THE PROSPECTUS. HOWEVER, WE DO NOT CONSIDER ANY CHANGES THAT MAY HAVE OCCURRED MATERIAL TO AN INVESTMENT DECISION. IN THE EVENT THERE HAS BEEN ANY MATERIAL CHANGE IN OUR AFFAIRS, WE WILL FILE A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT DESCRIBING THE CHANGES. WE RESERVE THE RIGHT TO REJECT ANY ORDER FOR THE PURCHASE OF UNITS, IN WHOLE OR IN PART.

     Until 90 days after the date when the escrowed funds and certificates representing the common stock and warrants are released from escrow, all dealers effecting transactions in the units, or shares or warrants contained in the units, may be required to deliver a prospectus.

                              TABLE OF CONTENTS


                                                                  Page
                                                                  ----

PROSPECTUS SUMMARY.............................................

SUMMARY FINANCIAL INFORMATION..................................

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419....

HIGH RISK FACTORS..............................................

DILUTION.......................................................

USE OF PROCEEDS................................................

CAPITALIZATION.................................................

PROPOSED BUSINESS..............................................

MANAGEMENT.....................................................

STATEMENT AS TO INDEMNIFICATION................................

MARKET FOR OUR COMMON STOCK....................................

CERTAIN TRANSACTIONS...........................................

PRINCIPAL STOCKHOLDERS.........................................

DESCRIPTION OF SECURITIES......................................

PLAN OF DISTRIBUTION...........................................

EXPIRATION DATE................................................

LITIGATION.....................................................

LEGAL OPINIONS.................................................

EXPERTS........................................................

FURTHER INFORMATION............................................

FINANCIAL STATEMENTS...........................................

                              PROSPECTUS SUMMARY

     This section contains summaries of detailed information and financial statements (including attached footnotes) which are part of the prospectus.
Investment in these securities involves a high degree of risk. You should carefully consider the information set forth under "High Risk Factors."

     The prospectus contains forward-looking statements. Because of risks and uncertainties, our actual results may differ materially from the results discussed in these forward-looking statements. You are urged to read the prospectus in its entirety.

    The Company
    -----------
     We were organized under the laws of the State of Delaware on September 28, 1999 as a vehicle to acquire or merge with a busines. Our management believes that our characteristics as an enterprise with liquid assets, nominal liabilities and flexibility in structuring will make us an attractive combination candidate. None of our officers, directors, promoters, or their affiliates or associates have had any preliminary contact or discussions with any representative of the owners of any business regarding the possibility of any acquisition or merger transaction. We have no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. We do not intend to engage in the business of investing, reinvesting or trading in securities as our primary business or pursue any business which would render us an "investment company" under the Investment Company Act of 1940 (the "Investment Company Act"). (See "High Risk Factors #18 -- Regulation" and "Proposed Business -- Regulation.")

     Since our organization, our activities have been limited to the initial sale of shares of our common stock in connection with our organization and the preparation of the registration statement and the prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. (See "Proposed Business -- Plan of Operation.")

     We maintain our office at 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada. Our phone number is (604) 926-6775.

The Offering

Units offered....................................................   1,000,000
 (See "Description of Securities".)                                 units

Common Stock outstanding
prior to the offering............................................   2,000,000
                                                                    shares
Common Stock to be
outstanding after the offering...................................   3,000,000
                                                                    shares
Warrants outstanding
prior to the offering............................................           0
                                                                    warrants
Warrants to be
outstanding after the offering...................................   5,000,000
                                                                    warrants

Offering Conducted in Compliance with Rule 419
----------------------------------------------
     We are a blank check company which is a development stage company. Our sole business purpose is to merge with or acquire a presently unidentified company or business. Consequently, the offering is being conducted in compliance with Rule
419. The securities purchased by investors and the funds received in the offering will be deposited and held in an escrow account until an acquisition meeting specific criteria is completed (except for 10% of the funds which we may withdraw). Before the acquisition can be completed and before the remainder of the investors' funds can be released to us and securities can be released to the investors, we are required to update the registration statement with a post-effective amendment, and within the five days after its effective date, we are required to furnish investors with a prospectus. The prospectus, which is part of the post-effective amendment, will contain the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business, including audited financial statements. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment, minus certain deductions. Any investor not making a decision within 45 days will automatically have his or her invested funds returned. If we do not complete an acquisition meeting specified criteria within 18 months of the date of the prospectus, all of the funds in the escrow account must be returned to investors. If the offering period is extended to its limit, we will have only 15 months in which to consummate a merger or acquisition. (See "Investors' Rights and Substantive Protection Under Rule 419 -- Reconfirmation Offering.")

High Risk Factors
-----------------
     An investment in our securities is highly speculative, involves a high degree of risk and should be purchased only by a person who can afford to lose his or her entire investment. See "High Risk Factors" for special risks concerning us and "Dilution" for information concerning dilution of the book value of the investors' shares which are contained in the units purchased in the offering.

Determination of Offering Price
-------------------------------
     We arbitrarily determined the offering price of $0.10 per unit for the securities we are offering. This price bears no relation to our assets, book value, or any other customary investment criteria, including our lack of prior operating history. Among the factors we considered in determining the offering price were estimates of our business potential, our limited financial resources, the amount of equity and control desired to be retained by the present stockholders, the amount of dilution to public investors and the general condition of the securities markets. (See "High Risk Factors #22 -- Arbitrary Determination of Offering Price.")

Use of Proceeds
---------------
     Of the offering proceeds of $100,000 to be placed in escrow, 10%, or $10,000, may be released to us prior to an offering whereby investors reconfirm their investment in accordance with procedures prescribed by Rule 419. We are entitled to this percentage of the proceeds of the offering and our management intends to request the release of these funds. We will receive the remainder of the escrowed funds when we consummate a business combination. (See "Investors' Rights and Substantive Protection Under Rule 419 -- Reconfirmation Offering.") Funds received from investors in the offering will be deposited and will remain in an interest-bearing account maintained by Torrington Savings Bank. We may not commit any of the escrowed funds as consideration for the acquisition of a target company. In the event that we use our common stock as consideration to effect a business combination, the balance of the escrowed funds will be used to finance the operations of the acquired business.

     We will not use any of the proceeds of the offering to repay debt. We have not incurred, nor do we intend to incur, any debt in connection with our organizational activities. Our management is not aware of any circumstances under which this policy, through its own initiative, may be changed. Our president will be paid $500 per month from the conclusion of the offering until the consummation of a business combination. Based on an oral understanding between us and our management, no additional management compensation will be paid or will accrue. Our management is unaware of any circumstances under which such policy, through its own initiative, may be changed. Since the role of our present management after we consummate a business combination is uncertain, we are unable to determine what remuneration, if any, will be paid to management after we consummate a business combination. (See "Use of Proceeds.")

                          SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.

                                       From September 28, 1999
                                        to September 30, 1999
                                       -----------------------

Statement of Income Data:
 Net Sales                                  $         0
 Net Loss                                   $         0
 Net Loss Per Share                         $         0
 Shares Outstanding at 9/30/99                2,000,000



                                                           Pro-Forma
                                        As of               After
                                   September 30, 1999     Offering (1)
                                   ------------------------------------

Balance Sheet Data
 Working Capital                       $   20,000       $  119,500
 Total Assets                          $   20,500       $  120,000
 Long Term Debt                        $        0       $        0
 Total Liabilities                     $      500       $        0
 Shareholders' Equity                  $   20,000       $  120,000


(1) Upon the sale of all the units in the offering, we will receive funds of $100,000, all of which must be deposited in an escrow account. We may withdraw from escrow and use $10,000 as working capital in order to seek a target company. Our management intends to request release of these funds from escrow.

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities
-------------------------------------------

     The proceeds from the offering and the securities purchased by investors in the offering must be deposited into an escrow account. The escrowed securities and funds (except for 10% of the escrowed funds which may be released prior to the reconfirmation offering) may not be released to the investors and to us, respectively, until after we have met these basic conditions:

(1)  We must execute an agreement for an acquisition.

(2) We must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

(3)  We  must  conduct  the  reconfirmation  offering  and  satisfy  all  of the
     prescribed   conditions,   including  the  condition   that  investors  who
     contributed 80% of the offering proceeds must elect to remain investors.

(4) We must submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and the acquisition is consummated.

     Accordingly, we have entered into an escrow agreement with Torrington Savings Bank, 129 Main Street, Torrington, Connecticut which provides that:

(1) The proceeds of the offering must be deposited promptly upon receipt into an escrow account maintained by the escrow agent. 10% of the escrowed funds may be released to us prior to the reconfirmation offering. The escrowed funds can only be invested in bank deposits, money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government. Any dividends or interest, if any, must be held for the sole benefit of the investors.

(2) All securities issued in connection with the offering and any other securities issued with respect to such securities, such as securities issued as a result of stock splits, stock dividends or similar rights, are to be deposited directly into the escrow account promptly upon issuance. The identities of the investors are to be included on the stock certificates and other documents evidencing the escrowed shares and warrants. The escrowed securities will remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights of the shares of common stock held in their names. The escrowed securities may not be transferred, disposed of nor any interest created in them other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act.

(3) Warrants, convertible securities or other derivative securities relating to escrowed securities may be exercised or converted in accordance with their terms. However, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

Prescribed Acquisition Criteria
-------------------------------
     Rule 419 mandates that before the escrowed funds and securities may be released, we must first execute an agreement to acquire an acquisition candidate for which the fair value of its business represents at least 80% of the maximum offering proceeds. Maximum offering proceeds include the aggregate offering price of the units and the aggregate exercise price of the warrants contained in the units. The agreement must include, for it to be consummated, a provision stating that investors who purchased at least 80% of the offering must elect to reconfirm their investments. Thus, the fair value of the business or assets to be acquired must be at least $4,080,000 (80% of $5,100,000).

Post-Effective Amendment
------------------------
     Once an agreement governing the acquisition of a business meeting these criteria has been executed, Rule 419 requires that we update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business or range of businesses, including audited financial statements, the results of the offering and the use of the funds disbursed from escrow. The post-effective amendment must also include the terms of the reconfirmation offering.

Reconfirmation Offering
-----------------------
     Our reconfirmation offering cannot commence until after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offering must include the following conditions:

(1) We must send the prospectus contained in the post-effective amendment to each investor within five business days after the effective date of the post-effective amendment.

(2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

(3) If we receive written notification that an investor has voted against the proposed acquisition or if we do not receive written notification from any investor within 45 business days following the effective date of the registration statement, the pro rata portion of the escrowed funds (and any related interest or dividends) held in the escrow account on that investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means.

(4) The acquisition will be consummated only if, at minimum, the number of investors who own 80% of the units elect to reconfirm their investment.

(5) If a consummated acquisition has not occurred by 18 months from the date of the prospectus, the escrowed funds shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

Release of Escrowed Securities and Escrowed Funds
---------------------------------------------------
     The escrowed funds and securities may be released to us and the investors, respectively, after:

(1) The escrow agent has received a signed representation from us and any other evidence acceptable to it that:

     (a) We have executed an agreement for the acquisition of a target business for which the fair market value of the business represents at least 80% of the maximum offering proceeds, including the aggregate exercise price of the warrants, and have filed the required post-effective amendment; and

     (b) The post-effective amendment has been declared effective; the mandated reconfirmation offering having the conditions prescribed by Rule 419 has been complied with; and we have satisfied all of the prescribed conditions of the reconfirmation offer.

(2) We have consummated the acquisition of the business with a fair value of at least 80% of the maximum proceeds, including aggregate warrant exercise price.

     In the event we have satisfied all the prescribed conditions of the reconfirmation offer, but certain investors vote against the reconfirmation offer, the escrow agent will return their investments to them (plus interest but less 10% of the invested funds if they have been previously released to us) and return certificates representing the securities purchased by such investor to us for cancellation. In the event, the prescribed conditions of the reconfirmation offer are not met, the escrow agent will return all the invested funds (plus interest but less 10% of the invested funds if they have previously been released to us) to the investors on a pro rata basis and return certificates representing the purchased securities to us for cancellation.

                              HIGH RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "DILUTION" FOR INFORMATION CONCERNING DILUTION OF THE BOOK VALUE OF THE INVESTORS' SHARES FROM THE PUBLIC OFFERING.

1.   Anticipated Change in Control and Management
     --------------------------------------------
     If the offering is sold, our management and current stockholders, will own 66.7% of our common stock. Therefore, our management and current stockholders would continue to own a controlling interest and would able to elect all our directors. Upon the successful completion of a business combination, we anticipate that we will have to issue to the owners of the acquired company authorized but unissued common stock which will comprise a majority of the then issued and outstanding shares of our common stock. Therefore, we anticipate that the consummation of a business combination will result in a change of control which will most likely result in the resignation or removal of our present officers and directors. If there is a change in management, we can provide no assurance of the experience or qualification of the new management either in the operation of the business, assets or property being acquired. (See "Proposed Business.")

2.   New Business Development Stage
     ------------------------------
     We were recently incorporated as a vehicle to effect a business combination and have had no operations to date. We can give no assurance that we will succeed in effecting a business combination and, even if we do, that the business combination will result in revenue or profit. Since we have not yet attempted to seek a business combination, and due to our lack of experience, investors will have only a very limited basis upon which to evaluate the prospectus. We face all risks associated with any new business. Any investment should be considered an extremely high risk investment and should be purchased only by persons who can afford to lose their entire investment. As of the date of the prospectus, we have not entered into or negotiated any arrangements to acquire a target business. (See "Proposed Business.")

3.   Use of Proceeds.
     ----------------
     Pursuant to Rule 419, we must hold at least 90% of the net proceeds of the offering in escrow pending the consummation of a business combination which must occur within 18 months of the date of the prospectus. The funds from the offering may not be sufficient for us to find a business combination. We may disburse 10% of the escrowed proceeds prior to our consummation of a business combination. We intend to request release of these funds. If we do not request release of these funds, we will receive the funds when we consummate a business combination. (See "Use of Proceeds", "Proposed Business" and "Investors' Rights and Substantive Protection under Rule 419.")

4.   No Access to Investors' Funds While Held In Escrow
     --------------------------------------------------
     We are offering for sale 1,000,000 units, at $0.10 per unit. The maximum offering period is 90 days. We cannot provide any assurance that all 1,000,000 units will be sold during the offering period. Investors have no right to the return or the use of their funds and cannot receive interest on their invested funds until the conclusion of the offering. Even upon the sale of the 1,000,000 units, the investor' funds (reduced by 10% for expenses as permitted by Rule
419) will remain in escrow, in an interest - bearing account. Investors will have no right to the return of or the use of their funds or the securities purchased for a period of up to 18 months from the date of the prospectus.

     Investors will be offered the return of the pro rata portion of their funds held in escrow only if

     (a) they vote against reconfirmation in the reconfirmation offering required to be conducted upon execution of an agreement to acquire a suitable target business; or

     (b) if we are unable to locate a target business meeting the mandated acquisition criteria. However, in that event, investors may have to wait 18 months from the date of the prospectus before a pro rata portion of their funds is returned with interest.

     (See "Investors' Rights and Substantive Protection Under Rule 419 -- Prescribed Acquisition Criteria.")

5.   Failure of Sufficient Number of Investors to Reconfirm Investment
     ----------------------------------------------------------------
     We cannot consummate a business combination with a target business unless, in connection with the reconfirmation offering required by Rule 419, investors owning at least 80% of the units elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In that event, the securities held in escrow will be cancelled and the escrowed funds will be returned to investors on a pro rata basis.

     Up to 50% of the units may be purchased by our officers, directors, current stockholders and their affiliates or associates. Units purchased by these insiders will be included in determining whether investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. Therefore, the substantive benefit of an objective 80% reconfirmation by investors may be reduced in the event of substantial insider purchases of units in the offering, as it is likely that such insiders will elect to reconfirm a proposed business combination.

6.   Extremely Limited Capitalization
     --------------------------------
     As of September 30, 1999, we had assets of $20,500 and $500 in liabilities. Upon the sale of the units in the offering, we will receive net proceeds of $100,000, all of which must be placed in escrow. We may use $10,000 (representing 10% of the offering proceeds) to seek a business combination. Our management intends to request release of these funds from escrow. If we do not request release of these funds, we will receive the funds in the event a business combination is consummated. We will cover the costs of conducting our business activities with money in our treasury. Even, assuming suitable prospects are identified, we may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, we may require additional financing in the future in order to consummate a business combination. Such financing may consist of the issuance of debt or equity securities. We cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to us. Although it is unlikely that we will need additional funds, such need may occur if a target company insists that we obtain additional capital. Such financing will not occur without stockholder approval. We will not borrow funds from our officers, directors or current stockholders. If we do not consummate an acquisition or purchase within 18 months of the date of the prospectus, we must return all the funds, (plus interest but minus the funds, limited to a maximum of 10%, released from escrow), on a pro rata basis, back to the investors. (See "Use of Proceeds," "Proposed Business," and "Investors' Rights and Substantive Protection Under Rule 419.")

7.   No Transfer of Escrowed Securities
     ----------------------------------
     No transfer or other disposition of the escrowed securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or pursuant to the Employee Retirement Income Security Act, or the rules thereunder. Pursuant to Rule 15g-8 of the Securities Exchange Act, it is unlawful for any person to sell or offer to sell the securities (or any interest in or related to the securities) held in escrow other than pursuant to a qualified domestic relations order. Therefore, any and all contracts for sale to be satisfied by delivery of the escrowed securities (e.g., contracts for sale on a when, as, and if issued basis) and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the escrowed securities (or any derivative securities) whether or not physical delivery is required. (See "Investors' Rights and Substantive Protection Under Rule 419.")

8.   No Assurances of a Public Market
     --------------------------------
     Pursuant to Rule 419, all securities purchased in an offering by a blank check company (as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise) must be placed in an escrow account. [We do not intend to issue any securities to underwriters, promoters or others in connection with the offering.] These securities will not be released from escrow until the consummation of a merger or acquisition. There is no present market for our common stock and there is little likelihood of any active and liquid public trading market developing following the release of securities from escrow. Thus, stockholders may find it difficult to sell their shares. To date, neither we, nor anyone acting on our behalf, have taken any affirmative steps to request or encourage any broker-dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Our present management has no intention of seeking a market maker for our common stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a business combination. However, we may, after the consummation of a business combination, employ consultants or advisors to obtain market makers. Our management expects, however, that activities in this area will ultimately be undertaken by management in control after a business combination is reconfirmed by the stockholders. (See "Market for Our Common Stock" and "Investors' Rights and Substantive Protection Under Rule 419.")

     9. Unspecified Industry and Acquired Business; Unascertained Risks --------------------------------------------------------------- To date, we have not selected any particular industry in which to concentrate our business combination efforts. In relation to our competitors, we are and will continue to be an insignificant participant in the business of seeking business combinations. A large number of established and well-financed entities, including investment banking and venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, we will be competing with other blank check or public shell companies. (See "High Risk Factors #10 -- Conflicts of Interest" "Management's Fiduciary Duties" and "Proposed Business" )

10.  Conflicts of Interest - Management's Fiduciary Duties
     -----------------------------------------------------
     A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Investors should note that the present stockholders will own 66.7% of our outstanding common stock after the offering is completed and would therefore continue to retain control assuming none of them purchase units in the offering. Present stockholders may purchase up to 50% of the units in the offering. Barney Magnusson, President and Treasurer, and his wife, Leslie McGuffin, Secretary, own a total of 250,000 shares comprising 12.5% of the outstanding shares before the offering and 8.3% after the offering. Further, our management's interest in its own pecuniary interest may at some point compromise their fiduciary duty to our stockholders. No proceeds from the offering will be used to purchase, directly or indirectly, any shares of our common stock owned by our management or any present stockholder, director or promoter. (See "Management.")

11.  Conflicts of Interest With Other Enterprises
     --------------------------------------------
     Our directors and officers are or may become, in their individual capacities, officers, directors, controlling stockholders and/or partners of other entities engaged in a variety of businesses. Each of our officers and directors is engaged in outside business activities, and the amount of time they will devote to our business is anticipated to be only about five to twenty hours each per week. Conflicts with other blank check companies with which members of our management may become affiliated in the future may arise in the pursuit of business combinations. To aid the resolution of such conflicts, we have adopted a procedure whereby in the confirmation offer to our stockholders to be called to vote upon a business combination with an affiliated entity, stockholders who also hold securities of such affiliated entity will be required to vote their shares of our stock in the same proportion as the public shares of holders who are not affiliates are voted. Such procedure has been orally agreed to with our management and will be incorporated in any acquisition agreement with a target company in which any of our shareholders has an interest.

     Our officers and directors are not currently involved in other blank check companies, but may become so involved in the future. A potential conflict of interest may result if and when any of our officers becomes an officer or director of another company, especially another blank check company. There is presently no requirement contained in our certificate of incorporation, by-laws or minutes which requires that our officers and directors disclose potential target businesses which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to disclose to us any target businesses which come to their attention in their capacity as an officer or director or otherwise. Through an oral understanding with our management, we will not acquire any company in which more than a majority of its capital stock is beneficially owned by any of our officers, directors, promoters, affiliates or associates or a combination thereof. (See "Management.")

12.  Potential Related Party Business Combination
     --------------------------------------------
     We may acquire a business in which our promoters, management or their affiliates own a minority beneficial interest. In such event, such transaction may be considered a related party transaction and not at arms-length. We are not presently contemplating a related party transaction. If a related party transaction is considered in the future, we intend to seek stockholder approval through a vote of stockholders. However, stockholders objecting to any such related party transaction will be able only to request the return of the pro rata portion of their invested funds held in escrow in connection with the reconfirmation offering. (See "Investors' Rights and Substantive Protection under Rule 419.")

13.  Possible Disadvantages of Blank Check Offering
     ----------------------------------------------
     Our business may involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company which seeks our participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what it may deem to be adverse consequences of itself undertaking a public offering. Factors desired to be avoided by the target company may include time delays, significant expense, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors. Thus, in making an investment, each investor should recognize that he or she may be doing so under terms which may ultimately be less favorable than could be obtained by making an investment directly in a company with a specific business. (See "Proposed Business.")

14.  Lack of Market Research or Identification of Acquisition or Merger
     Candidate
     ------------------------------------------------------------------
     We have neither conducted nor have others made available to us results of market research concerning the feasibility of any target business. Therefore, our management has no assurances that market demand exists for an acquisition or merger as contemplated in the prospectus. Our management has not identified any particular industry or specific business within an industry for evaluation. We can provide no assurance that we will be able to acquire a target business on favorable terms. (See "Proposed Business.")

15.  Success Dependent on Management
     -------------------------------
     Our officers and directors have no experience in the operation of a blank check company and limited experience in locating and acquiring a target business. However, our management believes it has sufficient experience to implement our plan, although there is no assurance that we will not require additional managerial assistance. Our success depends on the active parti-cipation of our officers. We have not entered into employment agreements with these officers and do not contemplate doing so. We have not obtained and do not intend to purchase key man life insurance on any of our officers or directors. (See "Proposed Business", "Management" and "Use Of Proceeds.")

    16. No Current Contemplated Business Combinations
        ---------------------------------------------
     As of the date of the prospectus, none of our officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions. There are no present plans, proposals, arrangements or understandings with any representatives of the owners of any target business regarding the possibility of a business combination.

17.  Lack of Diversification
     -----------------------
     In the event we are successful in identifying and evaluating a suitable business combination, we will, in all likelihood, be required to issue our common stock in an acquisition or merger transaction. Inasmuch as our capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective stockholders, it is unlikely we will be capable of negotiating more than one acquisition or merger. Consequently, our lack of diversification may subject us to economic fluctuation within a particular industry in which a target company conducts business. (See "Proposed Business.")

18.  Regulation
     ----------
     Although we will be subject to regulation under the Securities Act and the Securities Exchange Act, our management believes that we will not be subject to regulation under the Investment Company Act. The Investment Company Act, which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies primarily in the business of investing, reinvesting, owning, holding or trading securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain of its provisions. We believe that our principal activities will not subject us to such regulation. However, we cannot offer assurances that we will not be deemed to be an "Investment Company." Invested funds will be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event we are deemed to be an "Investment Company," we may be subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of securities. We have not obtained a formal determination from the SEC as to our status under the Investment Company Act.

19.  Taxation
     --------
     In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences for us and the target company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to all parties, there is no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which would constitute a substantial adverse effect. (See "Proposed Business -- Regulation.")

20.  No Dividends
     ------------
     We were only recently organized, have no earnings, and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having earnings until such time that a business combination is effected. However, there are no assurances that, upon the consummation of a business combination, we will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid, if at all, to stockholders until after a business combination is effected. We anticipate that all profits after the consummation of a business combination will be reinvested in the acquired business and not disbursed as dividends. (See "Dividends.")

21.  Restricted Resale of the Securities
     -----------------------------------
     The 2,000,000 shares of our common stock presently issued and outstanding are "restricted securities" as that term is defined under the Securities Act and in the future may be sold in compliance with Rule 144 under that act or pursuant to a registration statement filed under that act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, every three months, in an amount equal to the greater of one (1%) percent of our issued and outstanding common stock or one week's trading volume. Sales of unrestricted shares by our affiliates are also subject to the same limitation upon the number of shares that may be sold in any three month period. If all the units are sold, the holders of the restricted shares may each sell, at a minimum, 30,000 shares during any three month period commencing October 1, 2000. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act and of Rule 15c2-11 thereunder. Rule 144(k) also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates at the time of the sale and have not been affiliates in the preceding three months. Such persons must satisfy a two year holding period. There is no limitation on such sales and there is no requirement regarding adequate current public information. Investors should be aware that sales under Rule 144 or 144(k), or pursuant to a registration statement filed under the Securities Act, may have a depressive effect on the market price of our securities in any market which may develop for our shares.

22.  Arbitrary Determination of Offering Price
     -----------------------------------------
     We arbitrarily determined the offering price of $0.10 per unit for the securities we are offering. This price bears no relation to our assets, book value, or any other customary investment criteria, including our lack of prior operating history. Among the factors we considered in determining the offering price were estimates of our business potential, our limited financial resources, the amount of equity and control desired to be retained by the present stockholders, the amount of dilution to public investors and the general condition of the securities markets. (See "Prospectus Summary.")

23.  Control by Present Management and Shareholders
     ----------------------------------------------
     Our present stockholders will own 66.7% of our shares of common stock after the offering is completed and would therefore continue to exercise control. Barney Magnusson and Leslie McGuffin, our President/Treasurer and Secretary, respectively, own 200,000 and 50,000 shares, comprising an aggregate of 12.5% of the outstanding issued common stock before the offering and 8.3% after the offering. Our certificate of incorporation does not provide for cumulative voting. There are no arrangements, agreements or understandings between non-management stockholders and management under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs or to exercise their voting rights to continue to elect the current directors. (See "Principal Stockholders", "Dilution" and "Description of Securities").

24.  Immediate Substantial Dilution
     ------------------------------
     As of September 30, 1999, the net tangible book value of our common stock was $0.01 per share, substantially less than the $0.10 per unit to be paid by the public investors for each unit containing one share of common stock (and five common stock purchase warrants). In the event all the units are sold, public investors will sustain an immediate dilution of approximately $0.06 per share in the book value of public investors' holdings. (See "Dilution.")

25.  Purchase of Shares
     ------------------
     Our officers, directors, current stockholders and any of their affiliates or associates may purchase a portion not to exceed an aggregate of 50% of the units sold in the offering. Such purchases may be made in order to close the offering as it is a "best efforts, all or none" offering. Shares purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution. See "High Risk Factors #5 -- Failure of Sufficient Number of Investors to Reconfirm Investment.")

26. State Law Violations
    --------------------
     We will use our best efforts to ensure that sales of units will only occur in those states in which such sales would not be a violation of any state laws. We will request our transfer agent to aid us in assuring such compliance.

27.  Business Combination Through A Leveraged Transaction
     ----------------------------------------------------
     We are not prohibited from consummating a business combination through a leveraged transaction in which we would borrow money to raise the necessary funds for the acquisition. However, investors should be aware that such a transaction could result in our assets being mortgaged and possibly foreclosed. The use of leverage to consummate a business combination may reduce our ability to incur additional debt or declare dividends. Such leverage may also subject our operations to strict financial controls and significant interest expense.

28.  Penny Stock Regulation
     ----------------------
     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to these penny stock rules, investors in the offering may find it more difficult to sell their shares.

29.  Exercise of the Warrants May Have Dilutive Effect on Market
     -----------------------------------------------------------
     The warrants provide, during their term, opportunities for the holders to exercise them and profit from the difference between the exercise price and the market price of our common stock, causing dilution in the ownership interest in us held by the then existing stockholders. Holders of warrants most likely would exercise them and purchase the underlying common stock at a time when we may be able to obtain capital on terms more favorable than those provided by the warrants, in which event the terms on which we may be able to obtain additional capital would be affected adversely.

30.  Warrants Subject to Redemption
     ------------------------------
     Each warrant enables the holder to purchase one share of our common stock at an exercise price of $1.00 for the two year period commencing the date of the prospectus. We may redeem the warrants for $.001 each upon 30 days' prior notice, if the closing bid price of our common stock, as reported by the Over the Counter Bulletin Board or other market on which our common stock trades, exceeds $1.25 per share, for any twenty consecutive trading days ending within ten days of the notice of redemption. If the warrants are called for redemption, holders may not be able to exercise their warrants if we have not updated the prospectus in accordance with the requirements of the Securities Act or the common stock has not been qualified for sale under the laws of the state where the holder resides. (See "See "High Risk Factors # 31 -- Requirements of Current Prospectus and State Blue Sky Registration in Connection With the Exercise of the Warrants Which May Not Be Exercisable and May Therefore Be Valueless.")

     In addition, a call for redemption of the warrants could force the holder either to

     (i) assume the necessary updating of the prospectus and state blue sky qualifications, exercise the warrants and pay the exercise price at a time when, in the event of a decrease in market price from the period preceding the issuance of the call for redemption, it may be less than advantageous economically to do so, or

     (ii) accept the redemption price, which, in the event of an increase in the price of our common stock, would be substantially less than the difference between the exercise price and market value at the time of redemption.

     Upon 30 days' written notice to all holders of the warrants, we shall have the right to reduce the exercise price and/or extend the term of the warrants in compliance with the requirements of Rule 13e-4 to the Securities Exchange Act to the extent applicable. (See "Description of Securities.")

31. Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants Which May Not Be Exercisable and May Therefore Be Valueless
     ---------------------------------------------------------------------------
     We will be able to issue shares of our common stock upon the exercise of the warrants only if (i) there is a current prospectus relating to the shares of our common stock underlying the warrants as part of an effective registration statement filed with the SEC and (ii) such stock is, to the extent required, then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which holders of warrants reside. There can be no assurance that we will be successful in maintaining a current registration statement. After the registration statement becomes effective, it may require updating by the filing of post-effective amendments.

    A post-effective amendment is required under the Securities Act:

+ any time after nine months subsequent to the date of the prospectus when any information contained in the prospectus is over sixteen months old;

+ when facts or events have occurred which represent a fundamental change in the information contained in the registration statement; or

+ when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement.

     In addition, we will be prevented from issuing shares of our common stock upon exercise of the warrants in those states where exemptions are unavailable and we have failed to qualify our shares of common stock issuable upon exercise of the warrants. We may decide not to seek or not be able to obtain qualification of the issuance of such common stock in all of the states in which the ultimate purchasers of the warrants reside. In such a case, the warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold. Accordingly, the market for the warrants may be limited because of our obligation to fulfill both of the foregoing requirements. (See "Description of Securities.")

                                   DILUTION

     Our net tangible book value as of September 30, 1999 was $20,000. Our net tangible book value per share was $0.01. Net tangible book value represents our net tangible assets which are our total assets less our total liabilities and intangible assets. (See "Financial Statements.") The public offering price per unit (each unit containing one share of common stock) is $0.10. The pro forma net tangible book value after the offering will be $120,000. The pro forma net tangible book value per share after the offering will be $0.04 per share. The shares (contained in the units) purchased by investors in the offering will be diluted $0.6 or 60.0%. As of September 30, 1999, there were 2,000,000 shares of our common stock outstanding. (See "Certain Transactions").

     Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering. The following table illustrates the dilution which will be experienced by investors in the offering:

Public offering price per unit (containing one share) ...........      $ 0.10
Net tangible book value per share before offering................      $ 0.01
Pro-forma net tangible book value per share after offering.......      $ 0.04
Pro-forma increase per share attributable to offered shares......      $ 0.03
Pro-forma dilution to public investors...........................      $ 0.06


                        Money                Net Tangible
                        Received for         Book Value per
Number of Shares        Shares Before        Share Before
Before Offering         Offering             Offering
---------------------------------------------------------------
2,000,000               $ 20,000             $ 0.01
---------------------------------------------------------------

                                           Pro-forma
                       Total               Net Tangible
Total                  Amount of           Book Value
Number of Shares       Money Received      Per Share
After Offering         For Shares          After Offering
---------------------------------------------------------------
3,000,000              $ 120,000              $ 0.04
---------------------------------------------------------------

Pro-forma                                   Pro-forma Increase
Net Tangible           Net Tangible         Per Share
Book Value Per         Book Value           Attributed
Share After            Shares Before        To Shares
Offering               Offering             Offered Hereby
---------------------------------------------------------------
$0.037                 $ 0.01               $   0.03
---------------------------------------------------------------

                       Pro-forma
                       Net Tangible
                       Book Value Per        Pro-forma
Public Offering        Share After           Dilution to
Price Per Share        Offering              Public Investors
---------------------------------------------------------------
$ 0.10                  $0.04                 $ 0.06
---------------------------------------------------------------

     The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the units (each unit containing one share) by the public investors as compared to the total consideration paid by our present stockholders. (See "Certain Transactions" and Footnotes to Financial Statements.)

                              Approximate                        Approximate
                              Percentage                         Percentage
Public          Shares        Total Shares         Total            Total
Stockholder     Purchased      Outstanding      Consideration    Consideration
-------------------------------------------------------------------------------

New Investors   1,000,000          33.3%         $ 100,000          83.3%

Existing
Shareholders    2,000,000 (1)      66.7%        $   20,000          16.7%

-------------
(1) We sold 2,000,000 shares of common stock prior to the offering at $.01 per share. These shares are not being registered. (See "Certain Transactions")

                               USE OF PROCEEDS

     The gross proceeds of the offering will be $100,000. Pursuant to Rule 15c2-4 under the Securities Exchange Act, all of these proceeds must be placed in escrow until all of the units are sold. However, pursuant to Rule 419, after all of the units are sold, 10% of the escrowed funds ($10,000) may be released to us. We intend to request release of these funds. If we do not request release of these funds, we will receive these funds in the event a business combination is consummated. All funds held in escrow at the time a business combination is consummated will be released to us. The merged entity will have full discretion as to the use of such funds.

     Since we are a "blank check" company, the purpose of the offering is to raise funds to enable us to merge with or acquire an operating company. Upon the consummation of a business combination, the reconfirmation offering and the any portion disbursed to us and any amount returned to investors who did not reconfirm their investment) will be released to us.

                                        Amount             Percentage
                                   -----------------------------------------
Escrowed funds pending
business combination (1)(2)             $90,000                 90%

(1) Does not include the estimated $15,000 of offering expenses. The expenses of the offering will be paid by money in our treasury.

(2)  We expect to request release of 10% of the escrowed funds ($10,000).

     While we presently anticipate that we will be able to locate and consummate a business combination which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419 -- Prescribed Acquisition Criteria," if we determine that a business combination requires additional funds, we may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms. Persons purchasing units in the offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of our limited resources, our management believes that we will become involved in only one business combination.

     We do not intend to advertise or promote. Instead, our management will actively search for potential target businesses. In the event management decides to advertise (in the form of an advertisement in a business publication) to attract a target business, our management, in their individual capacities, will assume the cost of such advertising.

     Upon the consummation of a business combination, we anticipate that there will be a change in our management. The new management may decide to change the policies as to the use of proceeds. Our present management anticipates that the escrowed funds will be used by the post-merger management at its sole discretion. $500 per month will be paid to our President from the consummation of the offering until the consummation of a business combination. In addition, he will receive $500 per month during such period for provision of office space. Such policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through their own initiative may be changed. We are not presently considering any outside individual for a consulting position; however, we cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants, if any are hired.

     Our present management will not make any loans from the $10,000 (10% of the escrowed funds), nor will our present management borrow funds using either our working capital or escrowed funds as security. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through their own initiative, may be changed. Once the escrowed funds are released, the then existing management may loan the proceeds or borrow funds and use the proceeds as security for such loan, on terms it deems appropriate.

     Offering proceeds will be placed in escrow at Torrington Savings Bank, an insured depository institution, in either a certificate of deposit, interest bearing savings account or in short term government securities pending consummation of a business combination and reconfirmation by investors.

                                CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 1999, and pro forma as adjusted to give effect to the sale of 1,000,000 units in the offering.

                                       September 30, 1999
                                    ----------------------------
                                                    Pro-forma
                                      Actual        As Adjusted


Long-term debt                     $     0             $      0

Stockholders' equity:
Common stock, $.001 par value;
authorized 50,000,000 shares,
issued and outstanding
2,000,000 shares;                  $  2,000            $  3,000
Preferred stock, $.001 par value;
authorized 5,000,000 shares,
issued and outstanding -0-.

Additional paid-in capital         $ 18,000            $117,000

Deficit accumulated during
 the development period            $      0            $      0
                                   --------            --------
Total stockholders' equity         $ 20,000            $120,000
                                   --------            --------
Total capitalization               $ 20,000            $120,000
                                   ========            ========


                               PROPOSED BUSINESS

History and Organization
------------------------
     We were organized under the laws of the State of Delaware on September 28, 1999. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts intended to identify a possible business combination and have neither conducted negotiations, nor entered into a letter of intent concerning any target business.

     Our initial public offering will comprise 1,000,000 units, each consisting of one share of common stock and five redeemable common stock purchase warrants at a purchase price of $0.10 per unit. We are filing the registration statement in order to effect a public offering for our securities. (See "Description of Securities.")

Plan of Operation
-----------------
     We were organized to create a corporate vehicle to seek, investigate and, if such investigation warrants, to acquire a target company or business which desires to employ our funds and the potential funds from the exercise of our warrants in its business or to seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential through the acquisition of a business rather than to seek immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location, and we may acquire any type of business.

     We do not currently engage in any business activities which provide cash flow. The costs of identifying, investigating and analyzing business combinations will be paid with money in our treasury. Persons purchasing units in the offering and other stockholders will most likely not have the opportunity to participate in any of these decisions. We are sometimes referred to as a "blank check" company because investors will entrust their investment monies to our management without having a chance to analyze any ultimate use to which their money may be put. Although substantially all of the proceeds of the offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, investors will have an opportunity to evaluate the specific merits or risks of only the business combination our management decides to enter into. Cost overruns will be borne equally by all current stockholders. Based on an oral agreement with current stockholders, cost overruns will be funded through current stockholders' voluntary contribution of capital.

     We may seek a business combination in the form of entities which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws.

     Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the offering proceeds, including the aggregate exercise price of the warrants which are part of the units. To determine the fair market value of a target business, our management will examine the audited financial statements (including balance sheets and statements of cash flow and stockholders' equity) of any candidate, focusing attention on its assets, liabilities, sales and net worth. In addition, our management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that its fair value represents 80% of the offering proceeds, we will obtain an opinion from an investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. (See "Investors' Rights and Substantive Protection Under Rule 419.")

     Based upon our management's knowledge of blank check companies, the probable desire on the part of the owners of target businesses to assume voting control (to avoid tax consequences or to have complete authority to manage the business) will almost assure that we will combine with just one target business. Our management also anticipates that the consummation of a business combination will result in a change in control which will most likely result in the resignation or removal of our present officers and directors.

     None of our officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any target business that is selected may be a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings). In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks. (See "High Risk Factors #9 -- Unspecified Industry and Acquired Business; Unascertained Risks.")

     Our management anticipates that it may be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us because it will not permit us to offset potential losses from one venture against gains from another. (See "High Risk Factors #17 -- Lack of Diversification.")

     We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other benefits. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations
-----------------------------------
     Our officers and directors will analyze or supervise the analysis of business combinations. None of our officers and directors is a professional business analyst. (See "Management.") Our management intends to concentrate on identifying preliminary prospective business combinations which may be brought to its attention through present associations. In analyzing prospective business combinations, our management will consider such matters as the following:

+    available technical, financial, and managerial resources,

+    working capital and other financial requirements,

+    history of operations, if any,

+    prospects for the future,

+    nature of present and expected competition,

+ the quality and experience of management services which may be available and the depth of that management,

+    the potential for further research, development, or exploration,

+ specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

+    the potential for growth or expansion,

+    the potential for profit,

+ the perceived public recognition or acceptance or products, services, or trades and

+    name identification and other relevant factors.

     Our officers and directors will meet personally with management and key personnel of the target business as part of their investigation. To the extent possible, we intend to utilize written reports and personal investigation to evaluate relevant factors.

     Since we will be subject to Section 13 or 15 (d) of the Securities Exchange Act, we will be required to furnish information about significant acquisitions, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d) of that act, we intend on voluntarily filing such reports.

     We anticipate that any business combination will present certain risks. We may not be able adequately to identify many of these risks prior to selection; and investors herein must, therefore, depend on the ability of our management to identify and evaluate these risks. We anticipate that the principals of some of the combinations which will be available to us were unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, and proceeds, if any, from warrant exercise, that the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes, or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.

Business Combinations
---------------------
     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

     Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including purchasers in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders, including investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of the entity after the combination, and may also result in a reduction in the net tangible book value per share of our investors. Our management may choose to avail ourselves of these provisions. In addition, a majority or all of our directors and officers will probably, as part of the terms of the acquisition transaction, resign as directors and officers. (See "High Risk Factors #1 -- Anticipated Change in Control and Management," High Risk Factors #19 -- Taxation" and "Dilution.")

     Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed. (See "Management").

     The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our trading market.

     As a part of the our investigation, our officers and directors will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

     The structure of the business combination will depend on, among other factors:

+    the nature of the target business,

+ our needs and desires and the needs and desires of those persons controlling of the target business,

+    the management of the target business and

+ our relative negotiating strength compared to the strength of the persons controlling the target business.

     If at any time prior to the completion of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements (including balance sheets, statements of cash flow and stockholders' equity) of the proposed target.

     We will not purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more or our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. (See "High Risk Factors #12 -- Potential Related Party Business Combination.") Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which desires to be acquired by us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement, thereby allowing the public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Our policy regarding finder's fees is based on an oral agreement among management. Our management is unaware of any circumstances under which such policy through their own initiative may be changed.

     We will remain an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

     We do not intend to advertise or promote ourselves to potential target businesses. Instead, our management intends actively to search for potential target businesses among its associates. In the event our management decides to advertise in a business publication to attract a target business, which is not contemplated, our management will assume the cost of such advertising.

    Regulation
    ----------
     The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an "Investment Company." (See "High Risk Factors #18 -- Regulation.")

Employees
---------
     We presently have no employees. Our President/Treasurer and Secretary are engaged in outside business activities and they anticipate that they each will devote to the our business only between five and twenty hours per week until the acquisition of a successful business opportunity has been consummated.

Facilities
----------
     We are presently using the office of our President, Barney Magnusson, at no cost as our office, an arrangement which we expect to continue until the completion of the offering. At the completion of the offering and until a business combination is consummated, we anticipate paying rent of $500 per month. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of the offering.

Year 2000 Issues
----------------
     We currently have no operations and do not own or lease any equipment. As a consequence, we do not anticipate incurring significant expense with regard to Year 2000 issues.

                                  MANAGEMENT

     Our officers and directors and further information concerning them are as follows:

    Name                              Age                   Position
--------------------------------------------------------------------------------
Barney Magnusson(1)(2)                 48                 President, Treasurer
950 - 11th Street,                                        and a Director
West Vancouver,
British Columbia V7T 2M3

Leslie McGuffin(1)(2)                  47                  Secretary and a
950 - 11th Street,                                         Director
West Vancouver,
British Columbia V7T 2M3

--------------------
(1) May be deemed our "Promoters" as that term is defined under the Securities Act.

(2)  Barney Magnusson and Leslie McGuffin are husband and wife.

     Barney Magnusson recently became Chief Financial Officer and Secretary of CST Coldswitch Technologies Inc., a Vancouver - based private technology company developing platform photonic fiber optic technology. From 1996 to 1998, he was Vice-President, Corporate Development, Chief Financial Officer and Director of Patricia Mines Inc., a Toronto - based mining company, listed on the Vancouver Stock Exchange, the major asset of which was the Island Gold Project located near Hemlo, Ontario. From 1994 to 1995, Mr. Magnusson was a Principal of ADX Trading Group, a financial derivative and stock trading enterprise. That company's activities included trading futures, options on futures and stocks and stock trading together with system design, testing and implementation for other parties. From 1985 to 1993, he was Chief Financial Officer, Secretary/Treasurer and Director of Dayton Mines Inc., based in Vancouver, British Columbia and listed on both the Toronto Stock Exchange and American Stock Exchange. Dayton Mines operated a mine in Chile that produced 140,000 ounces of gold per year. From 1986 to 1988, Mr. Magnusson was Vice-President Finance and Director of High River Gold Mines Ltd., a Vancouver based mining company listed on the Toronto Stock Exchange, with a 50% interest in the Brittania Mine, Manitoba that produced 80,000 ounces of gold per year. From 1982 to 1985, he was Chief Financial Officer and Director of Brohm Resources Inc., based in Vancouver, British Columbia, and listed on the Toronto Stock Exchange, which was the predecessor to Dakota Mining Inc., headquartered in Denver, Colorado. Brohm operated the Gilt Edge Mine in South Dakota. In 1981, he was Principal of Venture Capital Associates, a Vancouver based venture capital firm that focused on start-up companies. In 1981, he was Controller of First City Developments Inc., a Vancouver based international real estate company owned by First City Trust. Mr. Magnusson received his Bachelor of Arts from Simon Fraser University, Vancouver, British Columbia in 1978. He is a Chartered Accountant and a Member of the Canadian Institute of Chartered Accountants and Institute of the Chartered Accountants of British Columbia.

     Leslie McGuffin has been President of Western Legal Publications, a Vancouver - based law publishing company, since 1995. From 1991 to 1995, she was Legal Information Systems Coordinator for Ladner Downs, Barristers and Solicitors in Vancouver, British Columbia. Ms. McGuffin served as Managing Director of British Columbia International Commercial Arbitration Centre, located in Vancouver, British Columbia, from 1988 to 1989. From 1981 to 1988, she was Managing Editor of Carswell Legal Publications, Vancouver, B.C. Ms. McGuffin received her Bachelor of Laws from the University of Alberta, Canada and her Bachelor of Arts with Honors from Trinity College, University of Toronto, Canada.

Conflicts of Interest
---------------------
     No member of our management is currently affiliated or associated with any blank check company. Our management does not currently intend to promote other blank check entities. However, our management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. (See "High Risk Factors #11 -- Conflicts of Interest With Other Enterprises.")

Remuneration
------------
     None of our officers or directors has received any cash remuneration since our inception. Our president will receive $500 per month upon completion of the offering until the consummation of an acquisition. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a week of his or her time to our affairs.

Management Involvement
----------------------
     We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to contact business associates and acquaintances to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into. Our management has not divided these duties among its members. No member of management has any distinct influence over the other in connection with their participation in our affairs.

Management Control
------------------
     Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

                       STATEMENT AS TO INDEMNIFICATION

    Section  145  of  the  Delaware   General   Corporation  Law  provides  for
indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement. This information can also be examined as described in "Further Information."

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       MARKET FOR THE OUR COMMON STOCK

     Prior to the date of the prospectus, no trading market for the our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock and warrants which constitute the units remain in escrow. These stock and warrant certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419. There are currently thirteen holders of our outstanding common stock which was purchased in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. All purchasers were sophisticated investors. Current stockholders will own at least 66.7% of the outstanding shares upon completion of the offering and will own a greater percentage of the outstanding shares if they purchase units in the offering. We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock and warrant certificates from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf and any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock. (See "High Risk Factors #8 -- No Assurance of a Public Market" and High Risk Factors #23 -- Control by Present Management and Shareholders.")

     Present management does not anticipate that it will undertake any such negotiations or discussions prior to the execution of an acquisition agreement. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. Such party or parties may employ consultants or advisors to obtain such market makers but our management has no present intention of doing so.

     We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 2,000,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act. Pursuant to Rule 144 of the Securities Act, the holders of the restricted securities may each sell during any three (3) month period after September 30, 2000 an amount equal to the greater of one (1%) percent of our issued and outstanding common stock or one week's trading volume. Therefore, if we sell all the units being offered, those holders may each sell no less than 30,000 shares (i.e. 1% of 3,000,000 shares) during any three (3) month period.(See "High Risk Factors # 31 -- Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants Which May Not Be Exercisable and May Therefore Be Valueless." .) We are offering 1,000,000 units (each consisting of one share of common stock and five common stock purchase warrants) at $0.10 per unit. (See "Dilution.")

                             CERTAIN TRANSACTIONS

     We were incorporated in the State of Delaware on September 28, 1999. Between September 28, 1999 and September 30, 1999, we sold 2,000,000 shares of our common stock to thirteen persons at $.01 per share, for a total of $20,000.

                              PRINCIPAL STOCKHOLDERS

     The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the sale of the units in the offering, by (i) each person who is known by us to own beneficially more than 5% of our outstanding
Common Stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

Name/Address                    Shares of
Beneficial                    Common Stock      Percent of         Percent of
  Owner                       Beneficially     Class Owned        Class Owned
 Offering                        Owned        Before Offering    After Offering
--------------------------------------------------------------------------------
Barney Magnusson(1)(2)            200,000              10.0%           6.7%
950 11th Street
West Vancouver
British Columbia
V7T 2M3 Canada

Leslie McGuffin(1)(2)              50,000               2.5%           1.7%
950 11th Street
West Vancouver
British Columbia
V7T 2M3 Canada

Tradewinds Investments Ltd.       190,000               9.5%           6.3%
Shirley House
50 Shirley Street
Nassau, Bahamas

Turf Holding Ltd.                 190,000               9.5%           6.3%
Oakridge House
5 West Hill Street
Nassau, Bahamas

CCD Consulting,                   190,000               9.5%           6.3%
Commerce Distribution AG
Glockengasse 4
Postfach 1220
4001 Basel
Switzerland

The Pembridge
Capital Establishment             180,000               9.0%           6.0%
P. O. Box 1617
Meierhofstrasse 5
Vadus FL-9490
Liechtenstein

Seloz Gestion & Finance SA        190,000               9.5%           6.3%
Boulevard St. Georges 71
1211 Geneva 4
Switzerland

HAPI Handels und
Beteiligungsqesellschaft mbh      110,000               5.5%           3.7%
Easlinggasse 2
1010 Vienna
Austria

Partner Marketing AG              190,000               9.5%           6.3%
Landweg 1
6052 Hergiswil
Switzerland

U. K. Menon                       190,000               9.5%           6.3%
28, Jalar 17/21 C
Peteling Jaya
Selangor
Malaysia

Otto Zimmerli                     190,000               9.5%           6.3%
Poststrasse 2
9050 Appenzil
Switzerland

Noreldin Siam                     110,000               5.5%           3.7%
Sandyport Drive 49
Nassau
Bahamas

Total Officers                    250,000             12.5%            8.3%
and Directors
(2 Persons)
--------------------------
(See footnotes on following page.)

(1)  May be deemed "Promoters" as that term is defined under the Securities Act.

(2) Barney Magnusson and Leslie McGuffin are husband and wife. They disclaim ownership of each other's shares.

     None of the current stockholders have received or will receive any extra or special benefits that were not shared equally by all holders of shares of our common stock.

Prior Blank Check Companies
----------------------------
     None  of  our  officers,   directors,   founders,  promoters  or  principal
stockholders has been involved as a principal of a "blank check" company.

                          DESCRIPTION OF SECURITIES
Common Stock
------------
     We are authorized to issue 50 million shares of common stock, $.001 par value per share, of which 2,000,000 shares are issued and outstanding as of the date of the prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

     Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

     All shares of our common stock which are part of the units, or which underlie the warrants, will be fully paid for and non-assessable when issued, with no personal liability attaching to ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least 66.7% of the outstanding shares of common stock and a greater percentage of shares if they purchase units in the offering. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

Preferred Stock
---------------
     Up to 5,000,000 shares of our preferred stock may be issued from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

Redeemable Common Stock Purchase Warrants
-----------------------------------------
     The warrants which are part of the units shall be exercisable for a period of two years commencing the date of the prospectus. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $1.00. The common stock underlying the warrants will, upon exercise of the warrants, be validly issued, fully paid and non-assessable. The warrants will be subject to redemption, at any time, for $0.001 per warrant, upon 30 days' prior written notice, if the closing bid price of our common stock, as reported by the market on which the common stock trades, exceeds $1.25 per share for any twenty consecutive trading days ending within ten days prior to the date of the notice of redemption.

     The warrants can only be exercised when there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, warrantholders will be unable to exercise them and they may become valueless. Moreover, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrantholder resides, such holder might not be permitted to exercise any warrants. (See "High Risk Factors #31 -- Requirements of Current Prospectus and State Blue Sky
Registration in Connection with the Exercise of the Warrants Which May Not Be Exercisable and May Therefore Be Valueless.")

     We will deliver warrant certificates representing five warrants for each unit purchased, subject to the escrow provisions under which certificates representing the warrants will be held in escrow until we enter into an acquisition agreement with the owners of a target company, the effective date of a reconfirmation offer and a favorable vote of our stockholders. Thereafter, warrant certificates may be exchanged for new certificates of different denominations, and may be exercised or transferred. Holders of warrants may sell them if a market exists rather than exercise them. However, we can offer no assurance that a market will develop or continue as to the warrants. If we are unable to qualify our common stock underlying the warrants for sale in certain states, holders of the warrants in those states will have no choice but either to sell their warrants or allow them to expire.

     Warrants may be exercised by surrendering the warrant certificate, with the form of election to purchase printed on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price, to us or the warrant agent. Warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of unexercised warrants.

     Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the then book value of our common stock and would result in a dilution of the percentage ownership of then existing stockholders. The terms upon which we may obtain additional capital may be adversely affected through the period in which the warrants remain exercisable. The holders of these warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the warrants.

     In the event that we call the warrants for redemption, warrantholders may not be able to exercise their warrants if we have not updated the prospectus in accordance with the requirements of the Securities Act or the warrants have not been qualified for sale under the laws of the state where the warrantholder resides. (See "High Risk Factors #31 -- Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants Which May Not Be Exercisable and May Therefore Be Valueless.") In addition, in the event we call the warrants for redemption, such call for redemption could force the warrantholder either to (i) assume the necessary updating to the prospectus and state blue sky qualifications, exercise the warrants and pay the exercise price at a time when, in the event of a decrease in market price from the period preceding the issuance of the call for redemption, it may be less than advantageous economically to do so, or (ii) accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value at the time of redemption.

Future Financing
----------------
     In the event the proceeds of the offering are not sufficient to enable us to successfully fund a business combination, we may seek additional financing. At this time we believe that the proceeds of the offering will be sufficient for such purpose and therefore do not expect to issue any additional securities before the consummation of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan or debt incurred. Further, the escrowed funds will not be used to pay back any loan or debts incurred by us. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us. (See "Use of Proceeds.")

Reports to Stockholders
-----------------------
     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends
---------
     We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having earnings or paying dividends until a business combination is reconfirmed by our stockholders. However, we can give no assurance that after we consummate a business combination, we will have earnings or issue dividends. (See "High Risk Factors #20 -- No Dividends.")

Transfer Agent
--------------
     We have appointed Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716 as transfer agent for our shares of common stock and warrants.

                             PLAN OF DISTRIBUTION

Conduct of the Offering
-----------------------
     We hereby offer the right to subscribe for 1,000,000 units at $.10 per unit on an "best efforts, all or none basis." We will not compensate any person in connection with the offer and sale of the units.

     Our President, Barney Magnusson, shall distribute prospectuses related to the offering. We estimate that he will distribute approximately 40 to 50 prospectuses, limited to acquaintances, friends and business associates.

     Barney Magnusson shall conduct the offering of the units. Although Mr. Magnusson is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will deemed not to be a broker because: (1) he will not be subject to a statutory disqualification as that term is defined in
Section 3(a)(39) of the Securities Exchange Act at the time of his participation in the sale of our securities; (2) he will not be compensated in connection with his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) he will be not an associated person of a broker or dealer at the time of his participation in the sale of our securities; and (4) he shall restrict his participation to the following activities:

(a) preparing any written communication or delivering it through the mails or other means that does not involve his oral solicitation of a potential purchaser;

(b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided however, that the content of each response is limited to information contained in a registration statement filed under the Securities Act or other offering document; or

(c)  performing   ministerial  and  clerical  work  involved  in  effecting  any transaction.

     As of the date of the prospectus, we have not retained a broker in connection with the sale of the units. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the SEC. We have no present intention of using a broker.

     We will not (nor will we permit anyone acting on our behalf including our stockholders, officers, directors, promoters, affiliates or associates) approach a market maker or take any steps to request or encourage a market in these securities prior to an acquisition of a business opportunity. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding the participation of any such market maker in the future trading market (if any) in our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Our investors shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over investors' decisions.

Method of Subscribing
---------------------
     Persons may subscribe by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $0.10 per unit in cash or by check, bank draft or postal express money order payable in United States dollars to "Torrington Savings Bank as Escrow Agent for Kingsgate Acquisitions, Inc." The offering is being made on a "best efforts, all or none basis." Thus, unless all 1,000,000 units are sold, none will be sold.

     Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the units. Such purchases may be made in order to close the "all or none" offering. Units purchased by the our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration Date
---------------
    The offering will end 90 days from the date of the prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on form SB-2 to register the offer and sale of the units, the shares of common stock and warrants constituting the units and the shares of common stock underlying the warrants. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

                              LEGAL PROCEEDINGS

     We not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                LEGAL MATTERS

     Roger L. Fidler, Esq., 163 South Street, Hackensack, New Jersey 07601 is passing upon the validity of the shares of common stock and the warrants constituting the units offered by the prospectus and the shares of common stock underlying the warrants. Mr. Fiddler owns 20,000 shares of our common stock.

                             FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period from inception, September 28, 1999, to September 30, 1999.

                        REPORT OF INDEPENDENT AUDITOR



To The Board of Directors and Shareholders of Kingsgate Acquisitions, Inc. (a development stage company)

     I have audited the accompanying balance sheet of Kingsgate Acquisitions, Inc. (a development stage company) as of September 30, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, September 28, 1999, through September 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kingsgate Acquisitions, Inc. (a development stage company) as of September 30, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, September 28, 1999, through September 30, 1999 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Kingsgate Acquisitions, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Kingsgate Acquisitions, Inc. (a development stage company) to continue as a going concern.




                                  /s/Thomas Monahan
                                  ----------------------------
                                  THOMAS MONAHAN
                                  Certified Public Accountant

Paterson, New Jersey
October 11, 1999

                         KINGSGATE ACQUISITIONS, INC.
                        (A development stage company)
                                BALANCE SHEET
                              September 30, 1999


ASSETS

Current assets
  Cash                                                 $   20,000

Organization costs, Net                                       500
                                                       ----------

     Total                                             $   20,500
                                                       ==========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
 Accrued liabilities                                   $     500
                                                       ---------
 Total current liabilities                             $     500



STOCKHOLDERS' EQUITY

  Preferred stock, $.001 par value;
   5,000,000 shares authorized;
   -0- shares issued and outstanding

  Common stock, $.001 par value;
  50,000,000 shares authorized;
  2,000,000 shares issued and outstanding              $   2,000

  Additional paid-in capital                              18,000

  Deficit accumulated during the
  development stage                                            0
                                                       ---------
     Total stockholders equity                         $  20,000
                                                       ---------
     TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                           $  20,500
                                                       =========






                      See notes to financial statements.

                         KINGSGATE ACQUISITIONS, INC.
                        (A development stage company)
                           STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION, SEPTEMBER 28, 1999, TO SEPTEMBER 30, 1999





Income                                        $-0-

Costs of goods sold                            -0-
                                               ---

Gross profit                                   -0-

Operations:
 General and administrative                    -0-
 Depreciation and Amortization                 -0-
                                               ---

Total costs                                    -0-


Net profit (loss)                             $-0-
                                              ====



PER SHARE AMOUNTS:
  Net profit (loss) per common
   share outstanding - basic             $   0.00
                                             ====


SHARES OF COMMON STOCK OUTSTANDING        2,000,000
                                          =========










                      See notes to financial statements.

                         KINGSGATE ACQUISITIONS, INC.
                        (A development stage company)
                            STATEMENT OF CASH FLOWS
 FOR THE PERIOD FROM SEPTEMBER 28, 1999 (INCEPTION) THROUGH SEPTEMBER 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              $        0
  Item not affecting cash flow from operations:
    Amortization                                                 0

    Accrued expenses                                           500
                                                             ------
     NET CASH USED IN OPERATING ACTIVITIES                     500

CASH FLOWS FROM INVESTING ACTIVITY:
    Organization costs incurred                               (500)
                                                              -----
CASH USED IN INVESTING ACTIVITIES                             (500)

CASH FLOWS FROM FINANCING ACTIVITY:
  Sales of common stock                                     20,000
                                                            -------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                  20,000

Increase (decrease) in cash                                 20,000
Cash balance beginning of period                               -0-
                                                            ------
CASH, end of period                                     $   20,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                $       -
  Cash paid for income taxes                            $       -




                      See notes to financial statements.

                         KINGSGATE ACQUISITIONS, INC.
                        (A development stage company)
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                              Deficit
                                                                            accumulated
                                                          Additional           during
                    Preferred   Preferred    Common    Common    paid in    development
                      stock       stock       stock     stock    capital       stage         Total
                     (shares)      ($)      (shares)     ($)      ($)          ($)            ($)
-----------------------------------------------------------------------------------------------------


Sale of 2,000,000
shares of
common stock              0      $    0    2,000,000   $  2,000    $ 18,000               $ 20,000

Net profit (loss)                                                              $     0           0
------------------------------------------------------------------------------------------------------
Balance
September 30,1999         0      $    0    2,000,000   $  2,000    $ 18,000    $     0    $ 20,000













                      See notes to financial statements.

                         KINGSGATE ACQUISITIONS, INC.
                        (A development stage company)
                        NOTES TO FINANCIAL STATEMENTS
  FOR THE PERIOD FROM SEPTEMBER 28, 1999 (INCEPTION) THROUGH SEPTEMBER 30, 1999


NOTE 1 - ORGANIZATION AND DESCRIPTION OF THE COMPANY

     Kingsgate Acquisitions, Inc. (the "Company"), was organized in Delaware on September 28, 1999 and is authorized to issue 50,000,000 shares of common stock, $0.001 par value each and 5,000,000 shares of preferred stock, $0.001 par value each.

     The Company is a "blank check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining capital contributions by the initial investors and activities regarding the SEC registration of the offering.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon its ability to have positive cash flows from operations to sustain any business activity. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in completing its self underwritten offering, finding a business to acquire, completing the process of acquiring the business and obtaining the needed investment capital and working capital to engage in profitable operations. The Company plans to engage in such financing efforts on a continuing basis.

     The financial statements presented consist of the balance sheet of the Company as at September 30, 1999 and the related statements of operations and cash flows and stockholders' equity for period from inception, September 28, 1999, to September 30, 1999.

Deferred Offering Costs

     Deferred offering costs, incurred in anticipation of the Company filing a registration statement pursuant to Rule 419 under the Securities Act of 1933, as amended, are being deferred until the registration is complete.

Organization Costs, Net

     Organization costs are being amortized over a period of 60 months. Accumulated amortization as of September 30, 1999, was $-0-.

Income Taxes

     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes will be expensed as incurred.

Cash and Cash Equivalents

     Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments

     Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Concentration of Credit Risk

     At September 30, 1999, the Company has a concentration of its credit risk by maintaining deposits in one bank. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the federal insurance.

NOTE 3 - STOCKHOLDERS' EQUITY

Common Stock

     For the period from inception, September 28, 1999, to September 30, 1999, the Company sold an aggregate of 2,000,000 shares of common stock to thirteen investors for an aggregate consideration of $20,000 or $0.01 per share.

Preferred Stock

     Up to 5,000,000 shares of preferred stock may be issued from time to time in one or more series. The Company's board of directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

     The number of shares of preferred stock outstanding at September 30, 1999 is 0.

NOTE 4 - RULE 419 REQUIREMENTS

     Rule 419 requires that offering proceeds be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by that rule. The Company may receive 10% of the escrowed funds for working capital. The remaining Deposited Funds and the Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419.
After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to all the investors on a pro rata basis.

NOTE 5 - GAIN (LOSS) PER SHARE OF COMMON STOCK

     Net gain (loss) per share of common stock outstanding, as shown on the statement of operations, is based on the number of shares outstanding at each balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through September 30, 1999 were for initial capital. Therefore, the total shares outstanding at the end of each period was deemed to be the most relevant number of shares to use for purposes of this disclosure.

     For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new stockholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 6 - RELATED PARTY TRANSACTIONS

Office Facilities

     Rental of office space and use of office, computer and telecommunications equipment are provided by the President of the Company on a month to month basis at a monthly rental of $500 per month commencing with the sale of the units in the proposed offering until consummation of an acquisition. From the period from inception, September 28, 1999, to September 30, 1999, the accrual for rent is $-0-.

Officer Salaries

     For the period from inception, September 28, 1999, to September 30, 1999, no officer has received a salary in excess of $100,000. A monthly fee of $500 is to be charged to operations by the President as his minimal compensation commencing with the sale of the units in the proposed offering until a target business can be acquired and the acquisition consummated.


NOTE 7 - PROPOSED OFFERING

     The Company intends to prepare and file a registration statement with the Securities and Exchange Commission pursuant to Rule 419 (see Note 4). The offering, on a "best efforts all-or-none basis" will consist of 1,000,000 units at $.10 per unit or an aggregate offering price of $100,000. Each unit will consist of one share of common stock and five redeemable common stock purchase warrants. Each warrant is exercisable at $1.00 for a period of two years from the effective date of a registration statement relating to the underlying shares of common stock. The warrants are redeemable at any time, upon thirty day's written notice, in the event the average closing price of the common stock is at least $1.25 for a period of twenty consecutive trading days ending within ten days prior to the notice of redemption.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.     Indemnification of Directors and Officers

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Kingsgate Acquisitions, Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

    Articles Ninth and Tenth of the Registrant's certificate of incorporate provide as follows:

                                    NINTH:

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                    TENTH:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
     fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The
     termination  of  any  action,  suit  or  proceeding  by  judgment,   order,
     settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

4. AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

5. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8.   "CORPORATION"  DEFINED.  For  purpose  of this  action,  references  to the
     "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


         Escrow Fee                                          $     600.00
         Securities and Exchange Commission Registration Fee      1545.45
         Legal Fees                                              5,000.00
         Accounting Fees                                         5,000.00
         Printing and Engraving                                  1,000.00
         Blue Sky Qualification Fees and Expenses                  950.00
         Miscellaneous                                             404.55
         Transfer Agent Fee                                        500.00
                                                                ---------
         TOTAL                                               $  15,000.00

Item 26.  Recent Sales of Unregistered Securities

     The Registrant issued 2,000,000 shares of common stock between September 28, 1999 and September 30, 1999 to thirteen investors at $.01 per share for an aggregate investment of $20,000. Barney Magnusson, President, Treasurer and Director, and Leslie McGuffin, Secretary and Director, purchased 200,000 shares and 50,000 shares of common stock respectively. These shares of common stock were sold under the exemption from registration provided by Section 4(2) of the Securities Act.

    Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

     All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

EXHIBITS


Item 27.

3.1     Certificate of Incorporation

3.2     By-Laws

4.1     Specimen Certificate of Common Stock

4.2     Form of Warrant

4.6     Form of Escrow Agreement

5.1     Opinion of Counsel

23.1    Accountant's Consent to Use Opinion

23.2    Counsel's Consent to Use Opinion

Item 28.

UNDERTAKINGS

    The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on October 31, 1999.



                                  KINGSGATE ACQUISITIONS, INC.


                                  By: /s/Barney Magnusson
                                     ---------------------------
                                     Barney Magnusson, President


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

/s/Barney Magnusson
-------------------------------                        Dated: October 31, 1999
Barney Magnusson
President, Treasurer, Director

/s/Leslie McGuffin
-------------------------------                        Dated: October 31, 1999
Leslie McGuffin
Secretary, Director